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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Anthem, Inc. of our report dated January 31, 2003, except Note 24 as to which the date is March 5, 2003, relating to WellPoint Health Network Inc.'s consolidated financial statements, which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" and "Selected Consolidated Historical Financial Data of WellPoint" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
November 26, 2003